EXHIBIT 32.2

Certification Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section  906
of the Sarbanes-Oxley Act of 2002

The undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K/A for the annual period ended December 31, 2007 of Naturade, Inc. (the “Company”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in such report.

//s/ Adam Michelin
Adam Michelin Chief Financial Officer
April 30, 2008

A signed original of this written statement required by Section 906 has been  provided to the Company and it will be retained by the Company and furnished to  the Securities and Exchange Commission or its staff on request .